UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     December 7, 2010

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	213164
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+86-519-86339908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Approval of Amendment to 2009 Omnibus Equity Incentive Plan

On December 7, 2010, local time in Shanghai, PRC, the stockholders of China Architectural Engineering, Inc., (the “Company”) approved an amendment to the Company’s 2009 Omnibus Equity Incentive Plan (the “Amended Plan”) at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to increase the maximum number of shares of the Company’s common stock that may be issued under the Amended from 2,000,000 to 4,000,000 shares.  The Amended Plan became effective on December 7, 2010 upon approval by the Company’s stockholders at the Annual Meeting.

The description of the Amended Plan contained herein is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.  In addition, a more detailed description of the material features of the Amended Plan is contained in Proposal No. 4 of the Proxy Statement filed with the U.S. Securities and Exchange Commission on November 9, 2010 (the “Proxy Statement”) and is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Stockholders on December 7, 2010, local time in Shanghai, PRC.  For more information about the proposals, see the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholder votes representing 59,647,543 shares of common stock of the Company, or 74.4%, of the 80,156,874 shares of common stock outstanding as of the record date of October 26, 2010 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results were as follows:

Proposal No. 1 - Election of Directors:  The Company’s stockholders elected, by a plurality of the votes cast, each of the nine nominees to the Board of Directors, to serve until the Company’s 2011 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director	For	Against	Elected
Jun Tang	43,306,189	158,057	Yes
Wing Lun (Alan) Leung	43,173,934	290,312	Yes
Ping Xu	43,175,534	288,712	Yes
Shibin Jo	43,167,484	296,762	Yes
Chen Huang	43,170,434	293,812	Yes
Kelly Wang	43,162,034	302,212	Yes
Miu Cheung	43,169,584	294,662	Yes
Chia Yong Whatt	42,858,106	606,140	Yes
Luo Ken Yi	43,124,684	339,562	Yes

Abstentions and broker non-votes were not counted as votes cast and had no effect on the result of the vote.

Proposal No. 2 - Ratification of the appointment of Samuel H. Wong & Co., LLP. as independent auditors for the year ending December 31, 2010:  Ratification of the appointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 required an affirmative vote of a majority of all votes cast at the Annual Meeting of Stockholders.  Proposal No. 2 was approved with 57,514,154 shares voted for, 2,106,252 voted against and 32,137 abstained from voting, thereby, ratifying the appointment of Samuel H. Wong & Co., LLP as independent auditors for the year ending December 31, 2010.

Proposal No. 3 - Approval of the an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of a ratio between 1:4 and 1:2, at the Board’s discretion, and reduce the number of authorized shares of common stock from 150 million to 100 million:  Approval of the amendment to the Company’s certificate of incorporation required the affirmative vote of at least a majority of votes cast of the stockholders present in person or by proxy at the Annual Meeting of Stockholders.  Abstentions and broker non-votes are counted as votes cast against the proposal.  Proposal No. 3 was approved with 42,669,677 shares voted for, 786,218 voted against and 8,350 abstained from voting, thereby, approving the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of a ratio between 1:4 and 1:2, at the Board’s discretion, and reduce the number of authorized shares of common stock from 150 million to 100 million.

Proposal No. 4 - Approval of the increase in number of shares authorized for issuance under the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan by 2,000,000 shares:  Approval of the Amended Plan required the affirmative vote of at least a majority of votes cast of the stockholders present in person or by proxy at the Annual Meeting of Stockholders.  Proposal No. 4 was approved with 56,540,796 shares voted for, 2,919,136 voted against and 192,607 abstained from voting, thereby, approving the increase in the number of shares authorized for issuance under the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan by 2,000,000 shares, to a total of 4,000,000 shares authorized to be issued under the Plan.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2010	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Wing Lun (Alan) Leung
Name: Wing Lun (Alan) Leung
Title: Chief Executive Officer